As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. 333-209616

Registration No. 333-193321

Registration No. 333-183221

Registration No. 333-150653

Registration No. 333-150538

Registration No. 333-147853

Registration No. 333-132074

Registration No. 333-130621

Registration No. 333-123272

Registration No. 333-100156

Registration No. 033-54807

Registration No. 333-91888

Registration No. 333-68922

Registration No. 333-67602

Registration No. 333-34674

Registration No. 333-33298

Registration No. 333-44475

Registration No. 333-00017

Registration No. 333-00151

Registration No. 033-62704

Registration No. 033-41810

Registration No. 033-60780

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT:

to

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-41810

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 033-60780

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-62704

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 033-54807

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-00017

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-00151

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-44475

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-33298

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-34674

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-67602

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-68922

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-91888

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-100156

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-123272

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-130621

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-132074

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-147853

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-150538

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-150653

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-183221

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-193321

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-209616

UNDER

THE SECURITIES ACT OF 1933

Legg Mason, Inc.

(Exact name of registrant as specified in its charter)

Maryland	52-1200960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 International Drive Baltimore, Maryland 21202 (410) 539-0000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aliya S. Gordon

Assistant Secretary

Legg Mason, Inc.

One Franklin Parkway

San Mateo, California 94403

(650) 312-2000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David K. Boston

Laura H. Acker

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Deregistration of Unsold Securities

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to each of the following Registration Statements on Form S-3 (collectively, the “Prior Registration Statements”) of Legg Mason, Inc. (the “Company”) which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under each such Registration Statement as of the date hereof:

1.	Registration Statement No. 033-41810, originally filed with the SEC on July 19, 1991.

2.	Registration Statement No. 033-60780, originally filed with the SEC on April 9, 1993, as amended on April 21, 1993.

3.	Registration Statement No. 033-62704, originally filed with the SEC on May 13, 1993.

4.	Registration Statement No. 033-54807, originally filed with the SEC on July 29, 1994, as amended on August 11, 1994.

5.	Registration Statement No. 333-00017, originally filed with the SEC on January 2, 1996, as amended on May 20, 1997.

6.	Registration Statement No. 333-00151, originally filed with the SEC on January 11, 1996, as amended on February 1, 1996 and February 5, 1996.

7.	Registration Statement No. 333-44475, originally filed with the SEC on January 16, 1998.

8.	Registration Statement No. 333-33298, originally filed with the SEC on March 27, 2000, as amended on December 18, 2000.

9.	Registration Statement No. 333-34674, originally filed with the SEC on April 13, 2000, as amended on May 15, 2000.

10.	Registration Statement No. 333-67602, originally filed with the SEC on August 15, 2001.

11.	Registration Statement No. 333-68922, originally filed with the SEC on September 4, 2001, as amended on October 19, 2001.

12.	Registration Statement No. 333-91888, originally filed with the SEC on July 3, 2002.

13.	Registration Statement No. 333-100156, originally filed with the SEC on September 27, 2002, as amended on January 10, 2003.

14.	Registration Statement No. 333-123272, originally filed with the SEC on March 11, 2005.

15.	Registration Statement No. 333-130621, originally filed with the SEC on December 22, 2005.

16.	Registration Statement No. 333-132074, originally filed with the SEC on February 28, 2006.

17.	Registration Statement No. 333-147853, originally filed with the SEC on December 5, 2007.

18.	Registration Statement No. 333-150538, originally filed with the SEC on April 30, 2008.

19.	Registration Statement No. 333-150653, originally filed with the SEC on May 6, 2008.

20.	Registration Statement No. 333-183221, originally filed with the SEC on August 10, 2012.

21.	Registration Statement No. 333-193321, originally filed with the SEC on January 13, 2014.

22.	Registration Statement No. 333-209616, originally filed with the SEC on February 19, 2016.

On February 17, 2020, the Company entered into an Agreement and Plan of Merger, by and among the Company, Franklin Resources, Inc., a Delaware corporation (“Parent”), and Alpha Sub Inc., a Maryland corporation (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), as a result of which the Company continued as the surviving corporation and a wholly owned subsidiary of Parent.

The Merger became effective on July 31, 2020 (the “Effective Date”).

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Prior Registration Statements. In accordance with an undertaking made by the Company in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration any securities registered under the Registration Statement which remained unsold as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Prior Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Mateo, California, on the 31st day of July, 2020.

LEGG MASON, INC.

By:	/s/ Gwen L. Shaneyfelt
Name: Gwen L. Shaneyfelt
Title: Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.